Exhibit 99.1

News Announcement	For Immediate Release

Nexstar Broadcasting Group Reports First Quarter Results

Irving, TX—May 11, 2004—Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) today reported financial results for the first quarter ended March 31, 2004.

Reported Results

Net revenue for the quarter ended March 31, 2004 grew 14.8% to $54.2 million from $47.3 million in the first quarter of 2003. Comparisons between the first quarters of 2004 and 2003 reflect the normal political advertising cycle in an even-year period. First quarter political advertising revenues in 2004 were approximately $3.4 million, compared to approximately $0.3 million in the first quarter of 2003, due to increased spending in Illinois, Pennsylvania, Missouri, Arkansas and Louisiana. Excluding political advertising, net revenue for the 2004 first quarter increased 8.2%.

Net loss attributable to common shareholders for the three months ended March 31, 2004 decreased 37.0% to $16.7 million, or $0.59 per diluted share, from $26.5 million, $1.97 per diluted share, in the first quarter of 2003. The net loss in the first quarter of 2004 includes a loss on extinguishment debt of approximately $6.8 million. Net loss in the first quarter of 2003 includes a loss on extinguishment of debt totaling approximately $5.8 million and accretion of preferred interest totaling approximately $9.5 million.

Direct station operating expenses and selling, general and administrative expenses increased 11.8% to $28.8 million for the 2004 first quarter from $25.7 million reported in the first quarter of 2003. Total operating expenses in the 2004 first quarter include $0.7 million of non-recurring merger and Time Brokerage Agreement (TBA) costs incurred during the period.

First quarter 2004 broadcast cash flow (calculated as operating income plus corporate expenses plus depreciation and amortization of intangible assets and broadcast rights plus other non-recurring items minus broadcast rights payments) rose 31.2% to $17.7 million from $13.5 million in the first quarter of 2003. In the first quarter of 2004, adjusted EBITDA (calculated as earnings before interest, taxes, depreciation and amortization) gained 40% to $15.7 million from $11.2 million in the first quarter of 2003.

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Nexstar Broadcasting Group Q1 2004 Results, 5/11/04                                                                                                               page 2

Broadcast cash flow and adjusted EBITDA are non-GAAP financial measures. Nexstar believes that the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt and by industry analysts to determine the market value of stations and their operating performance. For a reconciliation of non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the Supplemental Disclosures tables at the end of this release.

Pro Forma Results

Nexstar Broadcasting Group, Inc. also reported “pro forma” results to reflect the acquisition of certain television stations as if they had occurred on January 1, 2003. These include Nexstar’s acquisitions of KARK in Little Rock, AR and WDHN in Dothan, AL, which were completed in August 2003, as well as KPOM/KFAA in Fort Smith-Fayetteville-Springdale-Rogers, AR, which Nexstar began operating under a TBA in October 2003. Pro forma results also include the acquisition by the Company’s broadcasting associate, Mission Broadcasting, Inc., of WBAK in Terre Haute, IN, which Mission began operating under a TBA in May 2003. Pro forma results exclude contributions from WUTR in Utica, NY, which was not operated under a TBA or Local Marketing Agreement (LMA) prior to Mission’s completion of the acquisition in April 2004.

These results are non-GAAP financial measures and management believes they are useful to investors as they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs. Management also believes they provide an additional basis from which investors can establish forecasts and valuations for the Company’s business. Pro forma results for the 2003 first quarter referenced below are defined in a document entitled, “2003 Quarterly as Adjusted for Acquisitions,” which is available on the “Financial Reports” section of the Company’s web site, www.nexstar.tv.

On a pro forma basis, net revenue in the 2004 first quarter was $54.2 million, an increase of 8.4% from $50.0 million in the 2003 first quarter. Broadcast cash flow rose 34% to $17.7 million from $13.2 million in the first quarter of 2003, while adjusted EBITDA rose 42% to $15.7 million from $11.0 million.

CEO Comment

“We delivered strong results during the first quarter of 2004,” said Perry A. Sook, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc. “On a pro forma basis, our total advertising revenue, which excludes network compensation and other miscellaneous revenue, increased 11.2% over the first quarter of 2003, which is consistent with our previous guidance. Of that amount, our local/regional ad revenue increased 5% and national revenue, excluding political advertising, grew 4%. At the same time, total operating expenses and program payments decreased compared to the prior year’s first quarter. These reductions, when combined with the corporate overhead savings resulting from the Quorum merger, produced 42% growth in adjusted EBITDA.”

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Nexstar Broadcasting Group Q1 2004 Results, 5/11/04                                                                                                               page 3

“Importantly, eight of our top ten ‘core’ advertising categories were up versus the prior year, reflecting improved economic conditions in our markets and increased advertiser confidence. The automotive, financial services, retail, furniture, medical, legal, paid programming and telecommunication categories increased while the fast food and entertainment sectors experienced declines. Additionally, our stations also generated approximately $2.3 million in ‘new-to-television’ revenue in the quarter, which we believe is a direct result of Nexstar’s ongoing emphasis on new business development.”

Additional Expense Detail

Depreciation and amortization was $12.0 million for the quarter, compared to $10.8 million in the first quarter of 2003. The increase in depreciation and amortization expense for the first quarter of 2004 is primarily attributable to the amortizable intangible assets acquired from KARK, WDHN, KRBC and KSAN.

Corporate, general and administrative expenses were $2.0 million in the first quarter of 2004, compared to $2.3 million in the first quarter of 2003. The decline is primarily associated with the elimination of certain costs associated with Quorum’s separate corporate overhead in 2003.

Interest expense for the first quarter of 2004 was $12.8 million, compared to $12.1 million in 2003. The loss on extinguishment of debt in the first quarter of 2004 relates to the extinguishment of the Company’s 16% Senior Discount Notes. The loss on extinguishment of debt includes $5.9 million related to call premiums and accelerated amortization on the notes and $0.9 million relates to the write off of debt financing costs. The first quarter 2003 charge of $5.8 million pertains to the write off of certain debt financing costs capitalized related to a refinancing of senior credit facilities.

Liquidity

At March 31, 2004, the Company’s total long-term debt was approximately $604.8 million and cash balances were $17.1 million.

For the 2004 first quarter, the Company’s capital expenditures were $2.4 million, compared to $3.4 million in the first quarter of 2003.

A subsidiary of the company is the borrower under a senior secured credit facility. The subsidiary’s consolidated total debt, less cash on hand, of $503.2 million at March 31, 2004 resulted in a leverage ratio as defined per the credit agreement at the end of the quarter of 6.7x, compared to a permitted leverage covenant of 7.0x.

Nexstar had 28.4 million diluted common shares outstanding on March 31, 2004 and 28.4 million weighted average shares outstanding for the first quarter of 2004.

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Nexstar Broadcasting Group Q1 2004 Results, 5/11/04                                                                                                               page 4

Local Broadcasting Excellence

Nexstar’s KARK-TV, the NBC affiliate serving the Little Rock/Pine Bluff, AR markets, was honored with six regional Edward R. Murrow Awards for journalistic excellence by the Radio and Television News Directors Association. Among the awards KARK received were those for “overall news excellence” and “best newscast.” In addition, for the third consecutive year KARK was awarded “best newscast” by the Arkansas Associated Press.

Nexstar-produced newscasts on WROC-TV, Rochester, NY; WJET, Erie, PA; WCIA-TV, Champaign, IL; KTAL-TV, Shreveport, LA and KLBK and KAMC-TV, Lubbock, TX, were all recipients of awards for journalistic achievement from either the respective state association of broadcasters or the Associated Press.

Second-Quarter Outlook

The Company’s revenue outlook for the second quarter ending June 30, 2004 is subject to, and could be affected by: economic developments, regulatory developments, the timing of any investments, dispositions or other transactions, and major news events, among other circumstances. Reference is made to the “Safe Harbor” statement regarding forward-looking comments at the end of this press release. While the Company may, from time to time, issue updated guidance, it assumes no obligation to do so.

On a reported basis, the Company expects 2004 second quarter total net revenue to increase approximately 11 – 12% from the $55.2 million reported in the second quarter of 2003 and a net loss per share of between $0.08 and $0.10. On a pro forma basis, the Company anticipates total net revenue to increase approximately 8 – 9% from the $56.6 million reported in the second quarter of 2003, primarily driven by a 10% increase in total advertising revenue (which includes local, national and political revenue). Station direct operating expenses, selling, general and administrative expenses, and program payments on a pro forma basis are expected to decrease approximately 3.0 – 3.5% over 2003 second quarter levels. Pro forma results for the 2003 second quarter are defined in a document entitled, “2003 Quarterly as Adjusted for Acquisitions,” which is available on the “Financial Reports” section of the Company’s web site, www.nexstar.tv.

In April 2004, Mission Broadcasting, Inc., the Company’s broadcasting associate, completed its previously announced acquisition of WUTR-TV, the ABC affiliate serving the Utica, NY market, and WBAK-TV, the Fox affiliate serving Terre Haute, IN.

First-Quarter Conference Call

Nexstar will host a conference call at 10:30 a.m. (EDT) today. Senior management will discuss the financial results and host a question and answer session. A live audio web cast of the call will be accessible to the public on the Company’s web site, www.nexstar.tv. A recording of the web cast will subsequently be archived on the site. The dial in number for the audio conference call is (800) 915-4836; no access code is needed. A replay of the call will be available through May 16, 2004 by dialing (800) 428-6051, and entering access code 351405.

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Nexstar Broadcasting Group Q1 2004 Results, 5/11/04                                                                                                               page 5

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group, Inc. owns, operates, programs or provides sales and other services to 44 television stations in 27 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama and New York. Nexstar’s television station group includes affiliates of NBC, CBS, ABC, FOX and UPN, and reaches approximately 7.4% of all U.S. television households. The following is a list of the Company’s owned properties, as well as those with which it has local service agreements:

Market Rank	Market	Station	Affiliation	Status (1)
8	Washington, DC/Hagerstown, MD(2)	WHAG	NBC	O&O
53	Wilkes Barre-Scranton, PA	WBRE	NBC	O&O
		WYOU	CBS	LSA
56	Little Rock-Pine Bluff, AR	KARK	NBC	O&O
75	Rochester, NY	WROC	CBS	O&O
78	Springfield, MO	KOLR	CBS	LSA
		KDEB	Fox	O&O
81	Shreveport, LA	KTAL	NBC	O&O
82	Champaign-Springfield-Decatur, IL	WCIA	CBS	O&O
		WCFN	UPN	O&O
99	Evansville, IN	WTVW	Fox	O&O
105	Ft. Wayne, IN	WFFT	Fox	O&O
108	Ft. Smith – Fayetteville – Springdale – Rogers, AR	KPOM/ KFAA	NBC	Acq. Pending
117	Peoria-Bloomington, IL	WMBD	CBS	O&O
		WYZZ	Fox	LSA
129	Amarillo, TX	KAMR	NBC	O&O
		KCIT	Fox	LSA
		KCPN-LP	—	LSA
133	Rockford, IL	WQRF	Fox	O&O
135	Monroe, LA-El Dorado, AR	KARD	Fox	O&O
138	Beaumont-Port Arthur, TX	KBTV	NBC	O&O
141	Erie, PA	WJET	ABC	O&O
		WFXP	Fox	LSA
143	Wichita Falls, TX— Lawton, OK	KFDX	NBC	O&O
		KJTL	Fox	LSA
		KJBO-LP	UPN	LSA
146	Joplin, MO-Pittsburg, KS	KSNF	NBC	O&O
		KODE	ABC	LSA
147	Lubbock, TX	KLBK	CBS	O&O
		KAMC	ABC	LSA
148	Terre Haute, IN	WTWO WBAK	NBC Fox	O&O LSA
157	Odessa-Midland, TX	KMID	ABC	O&O
163	Abilene-Sweetwater, TX	KTAB	CBS	O&O
		KRBC	NBC	LSA
167	Utica, NY	WUTR	ABC	LSA
		WFXV	Fox	O&O
		WPNY-LP	UPN	O&O
170	Billings, MT	KSVI	ABC	O&O
		KHMT	Fox	LSA
171	Dothan, AL	WDHN	ABC	O&O
195	San Angelo, TX	KSAN	NBC	LSA
201	St. Joseph, MO	KQTV	ABC	O&O

(1)	O&O refers to stations that we own and operate. LSA, or local service agreement, is the general term we use to refer to a contract under which we provide services to a station owned and/or operated by an independent third party. Local service agreements include time brokerage agreements, shared services agreements, joint sales agreements, and outsourcing agreements.
(2)	Although WHAG is located within the Washington, DC DMA, its signal does not reach the entire Washington, DC metropolitan area. WHAG serves the Hagerstown, MD sub-market within the DMA.

Nexstar Broadcasting Group Q1 2004 Results, 5/11/04                                                                                                               page 6

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The forward-looking statements contained in this news release, concerning, among other things, changes in net revenues, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.

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Nexstar Broadcasting Group Q1 2004 Results, 5/11/04                                                                                                               page 7

Nexstar Broadcasting Group, Inc.

Consolidated Statements of Operations

(dollars in thousands, except per share amounts)

	Three Months Ended March 31, (unaudited)
	2003	2004
Revenue (excluding trade and barter)	$48,301	$56,427
Less: commissions	(6,207)	(7,459)

Net broadcast revenue (excluding trade and barter)	42,094	48,968
Trade and barter revenue	5,160	5,268

Total net revenue	47,254	54,236

Operating Expenses:
Direct operating expenses (exclusive of depreciation and amortization shown separately below)	12,840	14,307
Selling, general and administrative expenses (exclusive of depreciation and amortization shown separately below)	12,881	14,458
Merger related expenses	—	456
Time brokerage agreement expenses	40	225
Trade and barter expense	5,200	5,049
Corporate expenses	2,255	2,036
Amortization of broadcast rights, excluding barter	2,706	3,003
Amortization of intangible assets	5,643	6,920
Depreciation	5,113	5,123

Total operating expenses	46,678	51,577

Income from operations	576	2,659
Interest expense, including amortization of debt financing costs	(12,069)	(12,843)
Loss on extinguishment of debt	(5,814)	(6,824)
Interest income	69	16
Other income (expense), net	1,010	759

Loss before income taxes	(16,228)	(16,233)
Income tax expense	(849)	(968)

Loss before minority interest in consolidated entity	(17,077)	(17,201)
Minority interest in consolidated entity	—	487

Net loss	$(17,077)	$(16,714)
Accretion of preferred interests	(9,461)	—

Net loss attributable to common shareholders	$(26,538)	$(16,714)

Basic and diluted net loss per share:
Net loss attributable to common shareholders	$(1.97)	$(0.59)
Weighted average number of shares outstanding:
Basic and diluted	13,479	28,363

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Nexstar Broadcasting Group Q1 2004 Results, 5/11/04                                                                                                               page 8

Nexstar Broadcasting Group, Inc.

Supplemental Financial Data

(dollars in thousands, except share amounts)

	Three Months Ended March 31, (unaudited)
	2003	2004
Cash	$107,495	$17,119
Cash interest	$9,420	$9,787
Program payments	$2,849	$2,782
Capital expenditures	$3,353	$2,418
Cash paid for income taxes, net of refunds	$227	$50
Long-term debt	$589,689	$604,825
Common shares outstanding, net of treasury shares	13,479	28,363

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements Of Operations

And Broadcast Cash Flow/Adjusted EBITDA (Non-GAAP Measures)

(dollars in thousands) (unaudited)

	Three Months Ended March 31,
	2003	2004
Income from operations	$576	$2,659
Add:
Depreciation	5,113	5,123
Amortization of intangible assets	5,643	6,920
Amortization of broadcast rights, excluding barter	2,706	3,003
Merger related expenses	—	456
Time brokerage agreement expenses	40	225
Corporate expenses	2,255	2,036
Program buyouts	—	55
Less:
Payments for broadcast rights	2,849	2,782

Broadcast cash flow	$13,484	$17,695

Less:
Corporate expenses	2,255	2,036

Adjusted EBITDA	$11,229	$15,659

Broadcast cash flow and adjusted EBITDA are non-GAAP financial measures. Broadcast cash flow is calculated as income from operations plus corporate expenses plus depreciation and amortization of intangible assets and broadcast rights plus other non-recurring items minus payments for broadcast rights. Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses. Nexstar believes that the presentation of these non-GAAP measures are helpful to investors because they are used by lenders to measure the Company’s ability to service debt and by industry analysts to determine the market value of stations and their operating performance.

Contact:

Robert Thompson	Stewart Lewack, Joseph Jaffoni
Chief Financial Officer	Jaffoni & Collins Incorporated
Nexstar Broadcasting Group, Inc.	212/835-8500 or nxst@jcir.com
972/373-8800

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